Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

RYAM Announces Preliminary Fourth Quarter and Full Year Results

JACKSONVILLE, Fla., January 17, 2023—Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company” or “RYAM”) today announced preliminary, unaudited fourth quarter and full year results.

For the quarter ended on December 31, 2022, the Company estimates the following:

•	Revenue of $488 million to $508 million;

•	Income (loss) from continuing operations in the range of $(1) million to $3 million; and

•	Adjusted EBITDA of $52 million to $56 million, inclusive of the previously disclosed force majeure event.

For the year ended on December 31, 2022, the Company estimates the following:

•	Revenue of $1,705 million to $1,725 million;

•	Loss from continuing operations in the range of $28 million to $32 million;

•	Adjusted EBITDA of $174 million to $178 million, inclusive of the previously disclosed force majeure event;

•	Short-term and current portion of long-term debt of $14 million plus long-term debt of $839 million; and

•	Adjusted net debt of $707 million.

“RYAM continues to demonstrate an ability to consistently deliver positive results in line with our previously disclosed run-rate expectations, while reducing the total debt balance,” stated De Lyle W. Bloomquist, President and Chief Executive Officer. “Additionally, price negotiations for our cellulose specialties products for 2023 resulted in higher contracted prices for the upcoming year as compared to 2022, inclusive of the cost surcharge implemented in April 2022.”

The above figures are preliminary, unaudited and are subject to change as RYAM completes its end-of-period reporting process and related activities for the fourth quarter and full year ended December 31, 2022. RYAM is in the process of completing its customary year-end close and review procedures as of and for the quarter and year ended December 31, 2022, and there can be no assurance that final results for this period will not differ from these estimates. RYAM’s independent registered public accountants have not reviewed, audited, compiled or performed any procedures in respect of these estimates and does not express any opinion or other form of assurance with respect thereto. The Company expects to provide full details with regards to its fourth quarter and full year ended December 31, 2022 results on its next earnings call scheduled for March 1, 2023.

About RYAM

RYAM is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada and France, RYAM employs just over 2,500 people and generated an estimated $1.7 billion of revenues in 2022. More information is available at www.RYAM.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to RYAM’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. All statements made in this earnings release are made only as of the date set forth at the beginning of this release. The Company undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this release. The financial results presented in this press release are preliminary, estimated and unaudited, and reflect management’s estimates based solely upon information available to management as of the date of this press release and are subject to change. The Company has not completed preparation of its financial statements for the fourth quarter or full year ended December 31,2022 or filed its Form 10-K for the year ended December 31, 2022. During the course of the preparation of such financial statements and its Form 10-K for the year ended December 31, 2022, the Company’s independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Annual Report on Form 10-K, and should not be considered a substitute for the financial information to be filed with the U.S. Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 once it becomes available.

These forward-looking statements are also affected by the risk factors and forward-looking statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, and those set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.RYAM.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This news release and the accompanying schedules contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted net debt. These non-GAAP measures are each reconciled to their respective most directly comparable GAAP financial measures on page 3 of this news release. The Company and its management believe these non-GAAP measures provide useful information to its Board of Directors, management and investors regarding certain trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare its performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

The Company does not consider these non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they may exclude significant expenses and income items that are required by GAAP to be recognized in the consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expenses and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

Rayonier Advanced Materials Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(in millions)

EBITDA and Adjusted EBITDA(a)

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Income (loss) from continuing operations	$(1)	$3	$(32)	$(28)
Depreciation and amortization	38	38	135	135
Interest expense, net	17	17	65	65
Income tax expense (benefit)	(2)	(2)	1	1

EBITDA-continuing operations	52	56	169	173
Pension settlement loss	—	—	1	1
Severance	—	—	4	4

Adjusted EBITDA-continuing operations	$52	$56	$174	$178

(a)

EBITDA-continuing operations is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP measure used by management, RYAM’s board, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management. Adjusted EBITDA-continuing operations is defined as EBITDA-continuing operations adjusted for a settlement of certain pension plans and severance costs associated with an executive departure.

Adjusted Net Debt(a)

December 31, 2022
Debt due within one year	$14
Long-term debt	839

Total debt	853
Debt premium, original issue discount and issuance costs, net	6
Cash and cash equivalents	(152)

Adjusted net debt	$707

(a)

Adjusted net debt is defined as the amount of debt after the consideration of debt premium, original issue discount and issuance costs, less cash. Adjusted net debt is a non-GAAP measure of debt and is not necessarily indicative of the adjusted net debt that may occur in future periods.

3